EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-95029) of Overseas Shipholding Group, Inc. pertaining to OSG Ship Management, Inc. Savings Plan of our report dated June 27, 2012 on our audits of the financial statements and supplemental schedule of OSG Ship Management, Inc. Savings Plan as of December 31, 2011 and 2010 and for the years then ended, which is included in this Annual Report on Form 11-K.

/s/J.H. COHN LLP

New York, New York

June 27, 2012